EXHIBIT (3)(1)(iii)

Ross Miller

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89707-4299

(775) 684-5708

Website: secretaryofstate.biz

FILED: 09:15AM 10/01/2007

Document #: 20070668890-66

Entity #: E0315782007-3

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

FOR

NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.380 – Before Issuance of Stock)

1.

Name of Corporation:

BRIGHTON OIL & GAS, INC.

2.

The articles have been amended as follows (provide article numbers, if available):

INCREASE AUTHORIZED NUMBER OF SHARES FROM 100,000,000 PAR VALUE $.001 TO 300,000,000 PAR VALUE $.001

3.

The undersigned declare that they constitute at least two-thirds of the incorporators __ or of the board of directors  (check one box only)

4.

Effective date of filing (optional): 10/1/07 (must not be later than 90 days after the certificate is filed)

5.

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.

Signatures (If more than two signatures, attach an 8 ½” x 11” plain sheet with the additional signatures.):

x /s/ Signature

x /s/ Signature

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

 Nevada Secretary of State Amend 78.380 2007 Revised on:1-1-07